EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia High Yield Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Winn Dixie Senior
Notes
	Date of Purchase:       3/22/2001
	Underwriter from whom Purchased:
                              Merrill Lynch & Co.
	Affiliated Underwriters:
		FleetBoston Corp.
	Other Members of Syndicate:
	                        First Union
	                        Nesbitt Burns
	                        Suntrust Securities
                              CIBS Securities
                              Credit Lyonnais
	                        BMO
	Aggregate dollar amount of purchase:
					$2,500,000 par
	Aggregate dollar amount of offering:
					$300,000,000
	Purchase price (net of fees and expenses):

	$100.00 per share
	Date offering commenced:
					3/9/2001
	Commission:			$56,250



2)	Issuer:                 Tricon Global
Restaurant
	Date of Purchase:       4/9/2001
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		FleetBoston Robertson
Stephens
	Other Members of Syndicate:
	                        JP Morgan/Chase
Securities
	                        Salomon Smith Barney
	                        Merrill Lynch & Co.
                              Banc One Capital
Markets
                              Sun Trust Equitable
Sec.
	Aggregate dollar amount of purchase:
					$3,250,000 par
	Aggregate dollar amount of offering:
					$200,000,000
	Purchase price (net of fees and expenses):

	$100.00 per share
	Date offering commenced:
					4/9/2001
	Commission:			1%



3)	Issuer:                 MacDermid, Inc.
	Date of Purchase:       6/15/2001
	Underwriter from whom Purchased:
                              First Boston (Credit
Suisse)
	Affiliated Underwriters:
		Fleet Securities
	Other Members of Syndicate:
	                        Banc of America
Securities
		                  ABN Amro
	Aggregate dollar amount of purchase:
					$1,000,000 par
	Aggregate dollar amount of offering:
					$301,500,000
	Purchase price (net of fees and expenses):

	$99.505 per share
	Date offering commenced:
					9/15/2001
	Commission:			$22,500